PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
SEPTEMBER 30, 1996 TO                         relates to Registration Statement
PROSPECTUS DATED                              No. 33-57302-02 and the
JANUARY 26, 1993                              Prospectus dated January 26, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 1996


                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-21506                    Not Applicable
--------                        -------                    --------------
(State of                       (Commission                (IRS Employer
organization)                   File Number)               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                             19720
----------------------------------------------------------
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)


                                 Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On October 15, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of September 1996, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                    Description
21                             Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due
                               Period ending September 30, 1996.

                                   SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           DISCOVER CARD TRUST 1993 B
                                                  (Registrant)

                                           By: DISCOVER RECEIVABLES FINANCING
                                               GROUP, INC.
                                               as originator of the Trust


                                           By:       Birendra Kumar
                                               ----------------------------
                                               Birendra Kumar
                                               Vice President and Treasurer


Date: October 15, 1996

                                 EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
21                                 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due
                                   Period ending September 30, 1996.